SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement

         Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
X        Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BAY VIEW CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X       No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                  (set forth the amount on which the filing fee is calculated and state how it was determined)

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

                  Fee paid previously with preliminary materials.

                  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

               NOTICE OF 1999 ANNUAL MEETING AND PROXY STATEMENT




                            [BAY VIEW CAPITAL LOGO]









                                                                April 27, 1999




Dear Stockholder:

      On behalf of the Board of Directors and management of Bay View Capital Corporation, I cordially invite you to attend the Company's 1999 Annual Meeting of Stockholders. The meeting will be held at 1:00 p.m., local time, on May 27, 1999 at Bay View's main offices, located at 1840 Gateway Drive, San Mateo, California 94404.

      The meeting is for the purpose of the election of two directors of the Company and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

      I encourage you to attend the meeting in person. Whether or not you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Bay View additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

      Thank you for your attention to this important matter.

                                          Sincerely,



                                          JOHN R. MCKEAN
                                          CHAIRMAN OF THE BOARD

                          BAY VIEW CAPITAL CORPORATION
                               1840 GATEWAY DRIVE
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 312-7200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Bay View Capital Corporation (the "Company") will be held at the Company's main offices, located at 1840 Gateway Drive, San Mateo, California 94404, on May 27, 1999, at 1:00 p.m., local time.

      A proxy card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of the election of two directors of the Company and such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 1999 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

      You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend and vote at the Meeting in person.

                                    By Order of the Board of Directors



                                    ROBERT J. FLAX
                                    SECRETARY
San Mateo, California
April 27, 1999



--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE- ADDRESSED ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                          BAY VIEW CAPITAL CORPORATION
                               1840 GATEWAY DRIVE
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 312-7200

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999


                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bay View Capital Corporation ("Bay View" or the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at Bay View's main offices, located at 1840 Gateway Drive, San Mateo, California, on May 27, 1999 at 1:00 p.m., local time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about April 27, 1999. Certain of the information provided herein relates to Bay View Bank, N.A. (the "Bank"), a wholly owned subsidiary of the Company.

      At the Meeting, stockholders of Bay View are being asked to elect two directors of the Company and consider and act upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

VOTING RIGHTS AND PROXY INFORMATION

      All shares of Bay View common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees named in this proxy statement. Bay View does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters as directed by a majority of the Board of Directors in their best judgment.

      Directors will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Approval of any other matters that come before the Meeting for action will require the affirmative vote of the holders of a majority of the stock duly voted on the matter. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. If any other matter comes before the Meeting for action, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to such other matter. Proxies marked to abstain will have the same effect as votes against such other matter, and broker non-votes will have no effect on such other matter. Unless a proxy is properly revoked pursuant to the procedures described below, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such other matter on behalf of the stockholder as directed by a majority of the Board of Directors in their best judgment. A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes are counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of Bay View at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Bay View at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert J. Flax, Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

      Record holders of common stock as of the close of business on March 31, 1999 will be entitled to one vote for each share then held. As of that date, the Company had 18,808,637 shares of common stock issued and outstanding.

      The following table sets forth, as of March 31, 1999, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock, (ii) the shares of common stock beneficially owned by the executive officers named below and (iii) all director nominees, directors continuing in office after the Meeting and executive officers as a group.


                                                                        SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED AS OF
                                                                            MARCH 31, 1999
                                                                    ------------------------------
                    BENEFICIAL OWNER                                NO. OF SHARES        PERCENT
-----------------------------------------------------------         ------------------------------

Southeastern Asset Management, Inc...............................    3,682,100(1)         19.58%
6075 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
Edward H. Sondker................................................      280,185(2)          1.47
David A. Heaberlin...............................................      177,179(2)           .93
Michael A. Iachelli..............................................       17,355(2)           .09
Matthew L. Carpenter.............................................       18,001(2)           .09
Ronald L. Reed...................................................        7,001(2)           .04
All director nominees, directors continuing in office and
executive officers as a group (17 persons).......................    1,055,548(2)          5.38

--------------------
(1) As reported by Southeastern Asset Management, Inc. ("Southeastern"), a registered investment advisor, Longleaf Partners Realty Fund ("Longleaf Realty"), Longleaf Partners Small-Cap Fund ("Longleaf Small-Cap") and Mr.
      O. Mason Hawkins, as of December 31, 1998 on Amendment No. 4 to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Longleaf Realty and Longleaf Small-Cap are series of Longleaf Partners Funds Trust, an open-end management investment company ("Longleaf Trust"). Southeastern serves as investment advisor for Longleaf Trust. Southeastern reported sole voting power as to 332,200 shares, sole dispositive power as to 588,000 shares and shared voting and dispositive powers as to 3,094,100 shares. Longleaf Realty reported sole voting and dispositive powers as to no shares and shared voting and dispositive powers as to 1,088,000 shares. Longleaf Small-Cap reported sole voting and dispositive powers as to no shares and shared voting and dispositive powers as to 2,006,100 shares. Mr. Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern, may also be deemed to beneficially own the 3,682,100 shares beneficially owned by Southeastern. Mr. Hawkins disclaims beneficial ownership of all such shares.

(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Messrs. Sondker, Heaberlin, Iachelli, Carpenter and Reed, and all director nominees, directors continuing in office and executive officers as a group, respectively, 258,000, 141,000, 15,000, 18,001, 6,001 and 829,002 shares which are subject to options currently exercisable or which will become exercisable within 60 days of March 31, 1999, granted under one or more of the Company's Amended and Restated 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan"), Amended and Restated 1986 Stock Option and Incentive Plan (the "1986 Stock Option Plan") and Amended and Restated 1989 Non-Employee Director Stock Option Plan (the "1989 Stock Option Plan"). Also includes a total of 21,308 Stock Units representing deferred director fees credited as of December 31, 1998 to the Stock Unit Accounts of non-employee directors established under the Company's and the Bank's Stock In Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). For additional information regarding the Stock in Lieu of Cash Plan, see "Board of Directors Meetings, Committees and Compensation -- Stock in Lieu of Cash Compensation Plan."

                      PROPOSAL I - ELECTION OF DIRECTORS

      Two directors will be elected at the Meeting. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors have been elected and qualified.

      The table below sets forth certain information regarding each nominee for director and each current director whose term of office extends beyond the date of the Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                                     Shares of Common Stock
                                                                                                    Beneficially Owned as of
                                                                                    Term                 March 31, 1999
                                                                      Director       to      ---------------------------------------
           Name                Age          Position(s) Held          Since(1)     Expire     No. of Shares(2)(3)       Percent
------------------------------------------------------------------------------------------------------------------------------------

                                                             NOMINEES
George H. Krauss               57      Director                         1998        2002            39,573                .21%
John R. McKean                 68      Chairman of the Board            1984        2002           130,047                .69


                                                  DIRECTORS CONTINUING IN OFFICE

Paula R. Collins               49      Director                         1993        2000            54,905                .29
Thomas M. Foster               56      Director                         1993        2000            61,175                .32
Stephen T. McLin               53      Director                         1998        2000            42,566                .23
Robert M. Greber               61      Director                         1996        2001            23,316                .12
Edward H. Sondker              51      Director, President and          1995        2001           280,185               1.47
                                       Chief Executive Officer
W. Blake Winchell              46      Director                         1996        2001            27,194                .14

--------------------------

(1) Includes service as a director of Bay View Bank, N.A., a wholly owned subsidiary of the Company.

(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Directors Krauss, McKean, Collins, Foster, McLin, Greber and Winchell, respectively, 7,000, 62,000, 52,000, 58,000, 7,000, 20,000 and 20,000 shares which are subject to stock options currently exercisable or which will become exercisable within 60 days of March 31, 1999, granted under the 1989 Stock Option Plan. Includes for Director Sondker 258,000 shares which are subject to stock options currently exercisable or which will become exercisable within 60 days of March 31, 1999, granted under the 1995 Stock Option Plan.

(3) Of the shares listed for Directors Krauss, McKean, Collins, Foster, McLin, Greber and Winchell, 1,017, 8,047, 2,705, 2,375, 1,154, 3,316, and 2,694
     consist of Stock Units representing deferred director fees credited as of December 31, 1998 to the respective Stock Unit Account of each director established under the Stock in Lieu of Cash Plan.

      The business experience of each of the above directors for at least the past five years is as follows:

      Mr. Krauss is an attorney and serves as of counsel to Kutak Rock, a national law firm headquartered in Omaha, Nebraska. Mr. Krauss has practiced law with Kutak Rock since 1972 and served as managing partner of the firm from 1983 to 1993. In 1996, Mr. Krauss became an independent business consultant to America First Companies. Mr. Krauss also serves as a director of Gateway 2000, Inc., a computer manufacturing firm, and of America First Mortgage Investments, Inc.

      Mr. McKean has served as Chairman of the Board of the Company since January 1994. Mr. McKean is the President of John R. McKean & Co. (CPAs), San Francisco, California.

      Ms.  Collins  is  a  principal  of  The  WDG  Companies,   San  Francisco,
California, a real estate development firm she founded in 1982, and Chief Executive Officer of WDG Ventures, Inc., a subsidiary of The WDG Companies.

      Mr. Foster is an independent financial consultant with over 20 years of banking and financial experience. Mr. Foster was the President of Aircraft Technical Publishers, Brisbane, California, an aircraft maintenance library services company, from February 1989 until August 1992.

      Mr. McLin has been President and Chief Executive Officer of America First Financial Corporation, San Francisco, California ("America First"), since 1987. America First offers merger and acquisition advice to the financial services industry. Prior to joining America First, Mr. McLin was Executive Vice President of BankAmerica Corporation and Bank of America NT&SA. Mr. McLin also serves as a director of Charles Schwab & Co., Inc.

      Mr. Greber is Chairman of the Board and Chief Executive Officer of the Pacific Exchange. Mr. Greber is also a director of Sonic Solutions, Inc., Novato, California.

      Mr. Sondker has served as President and Chief Executive Officer of the Company and the Bank since August 1995. Prior thereto he was President and Chief Executive Officer of Independence One Bank of California from October 1990 until June 1995. Mr. Sondker is a director of Sunstone Hotel Investors, Inc., San Clemente, California.

      Mr. Winchell is Managing Director of Generation Ventures, LLC, a venture investment group. In 1996, Mr. Winchell served as Chief Executive Officer of Kleer-Vu Industries and prior thereto he was a General Partner of the Channel Investment Group.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

      MEETINGS. Meetings of the Company's Board of Directors are generally held monthly. The Board of Directors of the Company held 11 meetings during the fiscal year ended December 31, 1998. No incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Company's Board of Directors and by all committees of the Board of Directors of the Company on which he or she served during the year.

      FEES. Prior to April 1, 1999, directors' fees were paid to non-employee directors, including the Chairman of the Board, as follows: a retainer of $1,800 per month; a fee of $1,000 per Board meeting attended ($500 in the case of telephonic meetings attended); a fee of $750 per committee meeting attended ($500 in the case of telephonic meetings attended); and an additional fee of $333 per month for the Chairman of the Audit Committee and $200 per month for the Chairman of each other committee. In 1998, the Chairman of the Board was also paid a Chairman's retainer of $5,000 per month. Only one fee for attendance at Board meetings of the Bank and the Company was paid when meetings of the Bank and Company Boards were held on the same day.

      Effective April 1, 1999, the directors' fees for non-employee directors, including the Chairman of the Board, were changed as follows: a monthly retainer of $2,000 if the person is a director of either the Company or the Bank, but not both, and a monthly retainer of $2,500 if the person is a director of both the Company and the Bank; a fee of $1,500 per Board meeting attended ($1,000 in the case of telephonic meetings attended); and a fee of $1,000 per committee meeting attended ($500 in the case of telephonic meetings attended), plus $400 per committee meeting for the Chairman of the Audit Committee and $250 per committee meeting for the Chairman of each other committee. No fee is paid for attendance at any committee meeting held on the same day as a Board meeting, except that committee Chairman fees are paid regardless of whether the committee meeting is held on the same day as a Board meeting. The Chairman of the Board will continue to be paid a Chairman's retainer of $5,000 per month. As was the case prior to April 1, 1999, only one fee for attendance at Board meetings of the Bank and the Company is paid when meetings of the Bank and Company Boards are held on the same day.

      STOCK OPTION AWARDS. On January 30, 1998, options to purchase 10,000 shares of the Company's common stock at an exercise price of $29.91 per share were granted to each of Directors Collins, Foster, McKean and Roger K. Easley. (Mr. Easley will not continue as a director of the Company following the Meeting, but will continue to serve as a director of the Bank.) The options became exercisable in full on July 30, 1998 and will expire on January 30, 2008.

      On February 26, 1998, options to purchase 7,000 shares of common stock at an exercise price of $32.56 per share were granted to each of Directors Krauss and McLin. The options became exercisable in full on August 26, 1998 and will expire on February 26, 2008.

      Information regarding stock options granted to Director Sondker, the President and Chief Executive Officer of the Company, is contained elsewhere in this Proxy Statement in the table captioned "Option Grants in Last Fiscal Year."

      STOCK IN LIEU OF CASH COMPENSATION PLAN. In 1996, the Company and the Bank adopted the Stock in Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock in Lieu of Cash Plan provides for the deferral of director fees earned by non-employee directors of the Bank in the form of Stock Units ("Stock Units"), which are credited to accounts maintained for the non-employee directors ("Stock Unit Accounts"). At least 20% of the fees paid to non-employee directors must be converted into Stock Units, and non-employee directors may elect to have up to 100% of their fees converted. The number of Stock Units per fee deferral is determined by dividing the amount of fees deferred by the fair market value per share of the Company common stock on the deferral date.

      Each non-employee director has credited to his or her Stock Unit Account an additional number of Stock Units to reflect cash dividends paid with respect to Company common stock. The number of Stock Units is determined by multiplying the amount of the dividend per share by the number of Stock Units held in the non-employee director's Stock Unit Account on the dividend record date. Each Stock Unit Account will be settled as soon as practicable following the non-employee director's termination of service as a director, for any reason, by delivering to the non-employee director (or his beneficiary) the number of shares of Company common stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account. The non-employee director may elect to have such shares delivered in substantially equal annual installments over a period not to exceed ten years; in the absence of such an election, all of such shares will be delivered on the settlement date.

      AMENDED OUTSIDE DIRECTORS' RETIREMENT PLAN. The Bank maintains the Amended Outside Directors' Retirement Plan (the "Retirement Plan") for non-employee directors who retire from the Bank's Board of Directors with at least three years of service on the Board and who were elected to the Bank's Board of Directors prior to 1996. Only Directors Easley, McKean, Collins and Foster and former directors Richard J. Quinlan and Robert L. Witt are eligible participants in the Retirement Plan. Pursuant to the Retirement Plan, the present value of the vested accrued benefits as of May 23, 1996 of each participant were contributed by the Bank in cash to a grantor trust administered by a third-party trustee. The cash was then invested by the trustee in shares of Company common stock purchased on the open market, which have been allocated to accounts maintained by the trustee for the Retirement Plan participants.

      The Retirement Plan provides that, in general, upon the termination of a participant's service as a director of the Bank (and the Company, if the participant also serves as a director of the Company) prior to a change in control of the Company or the Bank, the shares of Company common stock allocated to the participant's account will be distributed in ten installments, with the first installment being made within 30 days after termination of service and each subsequent installment being made annually thereafter (the "normal form of payment"). A participant may elect, within 15 days after termination of service, to instead have the shares of stock allocated to his account sold by the trustee and receive the proceeds in cash, paid in ten installments, with the first installment being paid within 30 days after termination of service and each subsequent installment being paid annually thereafter (the "cash installment form of payment"). The cash proceeds not immediately distributed would be invested in permissible investments with the participant entitled to any earnings on such investments up to a specified amount. If a participant's service is terminated in connection with or after a change in control, the participant will automatically receive the cash installment form of payment, unless the Board of Directors of the Bank determines prior to the change in control to require the trustee to make a single, lump-sum cash payment of the value of each participant's account balance immediately after such a termination of service. A participant whose service terminates before a change in control and who begins receiving the normal form of payment will, in the event of a change of control, thereafter receive the cash installment form of payment for the remaining value of his or her account.

      During fiscal 1998, former directors Quinlan and Witt (each of whom ceased to be a director of the Company and the Bank in January 1998) were paid their first installments under the Retirement Plan (under the normal form of payment) of 1,405 and 800 shares of Company common stock, respectively.

      COMMITTEES. Set forth below is information regarding the Audit, Compensation and Benefits and Nominating Committees of the Company. The Board of Directors of the Company also has a Stock Option Committee, the members of which are Directors Collins, Greber and McKean.

      The Audit Committee reviews audit and regulatory reports and related matters to ensure effective compliance by the Company and the Bank with regulatory and internal policies and procedures. Directors McKean, Collins, and Winchell are members of this Committee. The Audit Committee held ten meetings during 1998.

      The Compensation and Benefits Committee is responsible for review and recommendations for approval by the Board of senior officers' salaries, other compensation and benefit programs and Board of Directors and committee fees. The current members of the Compensation and Benefits Committee are Directors Collins, Greber and McKean. The Committee held five meetings during 1998.

      The Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company and as Chairman of the Board. Directors Foster, McKean and Sondker are members of this Committee. The Committee held one meeting during 1998. While the Nominating Committee will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company not less than 60 nor more than 90 days before the date of the annual meeting, except that if less than 70 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, nominations must be delivered no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during fiscal 1998 (the "named officers").


                                                  SUMMARY COMPENSATION TABLE

                                                      Annual Compensation            Long Term Compensation
                                                      ------------------- ----------------------------------------
                                                                                    Awards               Payouts
                                                                          -------------------------   ------------
            Name and                          Annual Compensation         Restricted     Shares           LTIP        All Other
            Principal                 -----------------------------------   Stock      Underlying        Payouts    Compensation
            Position                  Year         Salary        Bonus     Award(s)    Options (1)          ($)
---------------------------------     ----         --------    --------   ----------   -----------       --------   ------------
 Edward H. Sondker                    1998         $375,000    $100,000      ---         50,000            ---        $10,187(2)
 President and Chief Executive        1997          300,000     150,000      ---         30,000          $702,881      18,339(2)
  Officer                             1996          287,502     143,750      ---         80,000            ---         48,977(2)
--------------------------------------------------------------------------------------------------------------------------------
 David A. Heaberlin                   1998         $287,500     $75,000      ---         30,000            ---         $6,250(3)
 Executive Vice President and         1997          230,833     117,500      ---         30,000          $372,862      13,277(3)
  Chief Financial Officer             1996          205,002      82,001      ---         80,000            ---          2,719(3)
--------------------------------------------------------------------------------------------------------------------------------
 Michael A. Iachelli(4)               1998         $196,000    $118,125      --           5,000            ---        $10,045(5)
 President, Bay View Credit           1997          208,922      48,000      ---         10,000            ---          7,704(5)
                                      1996           99,396     147,883      ---         40,000            ---          8,761(5)
--------------------------------------------------------------------------------------------------------------------------------
 Matthew L. Carpenter(6)              1998         $153,750     $82,688      ---          7,500            ---        $15,257(7)
 President and Chief Executive        1997          118,750      30,000      ---         30,000            ---         10,532(7)
  Officer, Bay View Commercial        1996              ---         ---      ---            ---            ---              ---
  Finance Group
--------------------------------------------------------------------------------------------------------------------------------
 Ronald L. Reed(8)                    1998         $190,000     $38,000      ---         12,500            ---        $ 2,027(9)
 Executive Vice President,            1997           36,782      25,000      ---         20,000            ---              ---
  Director of MIS and                 1996              ---         ---      ---            ---            ---              ---
  Loan Servicing
================================================================================================================================

(1) Options granted prior to June 2, 1997 have been adjusted for the two-for-one stock split in the form of a 100% stock dividend paid on such date.

(2) 1998: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $5,550; life insurance premium, $120; split dollar life insurance premium, $1,941; executive physical, $2,576; 1997: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $4,260; split dollar life insurance premium, $3,440; allocation to Mr. Sondker's account in the Company's Employee Stock Ownership Plan ("ESOP"), $5,839; 1996: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,500; life insurance premium, $4,033; executive physical, $880; closing costs related to the sale and purchase of Mr. Sondker's homes, $17,689; reimbursement for miscellaneous moving expenses, $21,875. The value of the allocation to Mr. Sondker's ESOP account for 1998 is not yet available.

(3) 1998: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $73; split dollar life insurance premium, $1,377; 1997: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $73; split dollar life insurance premium, $2,565; allocation to Mr. Heaberlin's account in the ESOP, $5,839; 1996: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $1,050; life insurance premium, $73; executive physical, $1,596. The value of the allocation to Mr. Heaberlin's ESOP account for 1998 is not yet available.

(4) Mr. Iachelli joined the Company on June 14, 1996 in connection with the Company's acquisition of Bay View Credit (formerly known as California Thrift and Loan). Mr. Iachelli resigned from the Company effective April 7, 1999.

(5) 1998: matching contribution to Mr. Iachelli's account in the Bank's 401(k) Plan, $9,325; life insurance premium, $720; 1997: matching contribution to Mr. Iachelli's account in the Bank's 401(k) Plan, $4,956; life insurance premium, $240; allocation to Mr. Iachelli's account in Bay View Credit's
      Employee Stock Ownership Plan ("BVC ESOP"), $2,508; 1996: matching contribution to Mr. Iachelli's account in the Bank's 401(k) Plan, $4,750; life insurance premium, $720; BVC ESOP, $3,291. The value of the allocation to Mr. Iachelli's account in the BVC ESOP for 1998 is not yet available.

(6) Mr. Carpenter joined the Company on March 17, 1997 in connection with the Company's acquisition of Bay View Commercial Finance Group (formerly known as Concord Growth Corporation).

(7) 1998: matching contribution to Mr. Carpenter's account in the Bank's 401(k) Plan, $9,225; life insurance premium, $32; automobile allowance, $6,000; 1997: matching contribution to Mr. Carpenter's account in the Bank's 401(k) Plan, $4,500; life insurance premium, $32; automobile allowance, $6,000.

(8)   Mr. Reed joined the Company on October 23, 1997.

(9) 1998: matching contribution to Mr. Reed's account in the Bank's 401(k) Plan, $763; executive physical, $1,264.


      The following table sets forth certain information concerning grants of stock options pursuant to the 1995 Stock Option Plan to the named officers in 1998. No stock appreciation rights ("SARs") were granted in 1998.


                                          OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                          ---------------------------------------------------------       Potential Realizable
                          Number of       % of Total                                        Value At Assumed
                            Shares          Options                                       Annual Rates of Stock
                          Underlying       Granted to      Per Share                     Price Appreciation for
                           Options       Employees in      Exercise    Expiration              Option Term
                           Granted      in Fiscal Year       Price        Date           -----------------------
                                                                                           5%              10%
-----------------------------------------------------------------------------------------------------------------
Edward H. Sondker         30,000(1)          5.22%         $31.6875      1/22/08        $597,843       $1,515,051
                          20,000(2)          3.48           27.6875      7/30/08         348,250          882,535
-----------------------------------------------------------------------------------------------------------------
David A. Heaberlin        20,000(1)          3.48           31.6875      1/22/08         398,562        1,010,034
                          10,000(3)          1.74           31.5625      6/25/08         198,495          503,025
-----------------------------------------------------------------------------------------------------------------
Michael A. Iachelli        5,000(3)          0.87           31.5625      6/25/08          99,247          251,512
-----------------------------------------------------------------------------------------------------------------
Matthew L. Carpenter       7,500(3)          1.30           31.5625      6/25/08         148,871          377,269
-----------------------------------------------------------------------------------------------------------------
Ronald L. Reed             7,500(3)          1.30           31.5625      6/25/08         148,871          377,269
                           5,000(4)          0.87           17.9375     10/22/08          56,404          142,939
=================================================================================================================

(1) The vesting schedule of the option is as follows: 30% on January 22, 1999, 30% on January 22, 2000 and 40% on January 22, 2001.

(2) The vesting schedule of the option is as follows: 30% on July 30, 1999, 30% on July 30, 2000 and 40% on July 30, 2001.

(3) The vesting schedule of the option is as follows: 30% on June 25, 1999, 30% on June 25, 2000 and 40% on June 25, 2001. As a result of his resignation effective April 7, 1999, Mr. Iachelli's option was forfeited to the Company.

(4) The vesting schedule of the option is as follows: 30% on October 22, 1999, 30% on October 22, 2000 and 40% on October 22, 2001.

      The following table sets forth certain information concerning option exercises during the last fiscal year and the number and value of unexercised stock options at December 31, 1998 held by the named officers. None of the named officers held any SARs at December 31, 1998 or exercised any SARs during 1998.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
                                                      DECEMBER 31, 1998

                                                                  Number of Shares                      Value of
                                                                     Underlying                       Unexercised
                                                                     Unexercised                      In-the-Money
                                                                     Options at                        Options at
                                                                       FY-End                        FY-End ($) (1)
                                                            ----------------------------    ------------------------------
                                Shares
                               Acquired        Value
            Name             On Exercise      Realized      Exercisable    Unexercisable    Exercisable      Unexercisable
  ----------------------     -----------     ---------      -----------    -------------   -------------     -------------
Edward H. Sondker                 ---             ---        217,000          103,000      $ 1,771,000         $  194,000
  David A. Heaberlin              ---             ---         97,000           83,000          626,000            194,000
  Michael A. Iachelli          12,000        $228,000         15,000           28,000           56,250             75,000
  Matthew L. Carpenter            ---             ---         18,001           19,499              ---                ---
  Ronald L. Reed                  ---             ---          6,001           26,499              ---             18,750

(1) The difference between the aggregate option exercise price and the fair market value of the underlying shares at December 31, 1998.

      The following table sets forth information concerning phantom stock units and stock options which will be awarded under the Company's 1998-2000 Performance Stock Plan (the "Performance Stock Plan") and Supplemental Phantom Stock Unit Plan (the "Supplemental Plan") if certain performance criteria are met by the Company. For additional information regarding these potential awards, see the footnotes below and "Compensation Committee Report on Executive Compensation."



               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                         Performance or Other
                               Number of Shares,             Period Until
           Name              Units or Other Rights       Maturation or Payout
--------------------------------------------------------------------------------
  Edward H. Sondker                84,000(1)                 1998 - 2000
                                   84,000(2)                 1998 - 2000
  David A. Heaberlin               60,000(3)                 1998 - 2000
                                   60,000(4)                 1998 - 2000
  Michael A. Iachelli              15,000(5)                 1998 - 2000
                                   15,000(6)                 1998 - 2000
  Matthew L. Carpenter             15,000(7)                 1998 - 2000
                                   15,000(8)                 1998 - 2000
  Ronald L. Reed                   15,000(9)                 1998 - 2000
                                  15,000(10)                 1998 - 2000
================================================================================

(1) Represents up to 84,000 phantom stock units and stock options to purchase up to 84,000 shares of Company common stock which will be awarded to Mr. Sondker under the Performance Stock Plan if the Company meets certain performance criteria.

(2)   Represents  up to 84,000  phantom stock units which will be awarded to Mr.
      Sondker  under  the  Supplemental   Plan  if  the  Company  meets  certain
      performance criteria.

(3) Represents up to 60,000 phantom stock units and stock options to purchase up to 60,000 shares of Company common stock which will be awarded to Mr. Heaberlin under the Performance Stock Plan if the Company meets certain performance criteria.

(4) Represents up to 60,000 phantom stock units which will be awarded to Mr. Heaberlin under the Supplemental Plan if the Company meets certain performance criteria.

(5) Represents up to 15,000 phantom stock units and stock options to purchase up to 15,000 shares of Company common stock which Mr. Iachelli was eligible to receive under the Performance Stock Plan prior to his resignation if the Company met certain performance criteria.
      Upon his resignation, Mr. Iachelli ceased to be eligible for these awards.

(6) Represents up to 15,000 phantom stock units which Mr. Iachelli was eligible to receive under the Supplemental Plan prior to his resignation if the Company met certain performance criteria. Upon his resignation, Mr. Iachelli ceased to be eligible for these awards.

(7) Represents up to 15,000 phantom stock units and stock options to purchase up to 15,000 shares of Company common stock which will be awarded to Mr. Carpenter under the Performance Stock Plan if the Company meets certain performance criteria.

(8) Represents up to 15,000 phantom stock units which will be awarded to Mr. Carpenter under the Supplemental Plan if the Company meets certain performance criteria.

(9) Represents up to 15,000 phantom stock units and stock options to purchase up to 15,000 shares of Company common stock which will be awarded to Mr. Reed under the Performance Stock Plan if the Company meets certain performance criteria.

(10) Represents up to 15,000 phantom stock units which will be awarded to Mr. Reed under the Supplemental Plan if the Company meets certain performance criteria.


EMPLOYMENT CONTRACTS

      The Company has employment agreements with each of Messrs. Sondker, Heaberlin, Iachelli, Carpenter and Reed. Each agreement provides for an initial term of one year with automatic renewal for an additional year on each December 31 unless the Company or the executive gives prior written notice that the agreement is not to be renewed. The agreements provide for the payment of base salary as follows: Mr. Sondker $350,000 per annum; Mr. Heaberlin $275,000 per annum; Mr. Iachelli $192,000 per annum; Mr. Carpenter $150,000 per annum; and Mr. Reed $190,000 per annum. The agreements provide for base salary review on July 1 of each year and further provide that salary increases are not guaranteed or automatic. The contracts provide for participation in an equitable manner in employee benefits applicable to executive personnel.

      In the event of termination by the Company without cause, Messers. Sondker, Heaberlin and Reed would be entitled to receive a lump sum severance payment of 18 months' salary, and Messrs. Iachelli and Carpenter would be entitled to receive a severance payment of 12 months' salary. Upon a change in control of the Company followed within 24 months by the involuntary termination of an executive (including the executive's relocation or a reduction in benefits or responsibilities) without cause, the executive would be entitled to a lump sum severance payment of 200% of annual salary. As noted elsewhere in this Proxy Statement, Mr. Iachelli voluntarily terminated his employment effective April 7, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Benefits Committee of the Board of Directors has furnished the following report on executive compensation:

             COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

      The Compensation and Benefits Committee (the "Committee") of the Board of Directors is responsible for supervising and approving the compensation and benefits of the executive officers of the Company. The Committee seeks to ensure that the compensation of senior executives is consistent with the overall performance goals of the Company. In executing its responsibilities, the Committee considers the three components of compensation for executive officers: (1) base salary; (2) annual incentives; and (3) long-term incentives. The underlying goal of corporate compensation is to tie the executive's compensation to performance of the Company as a whole, and to achievement of individual objectives. This goal is implemented by weighing the two variable compensation components, namely, annual and long term incentives, more heavily than base salary. Compensation levels for base salary are intended to be competitive but slightly below the market average. Executives can attain total compensation at above market levels by accomplishing their individual goals at the same time that the Company has achieved stated corporate goals.

      In 1998, the Committee retained the services of Strategic Compensation Associates ("SCA"), an independent compensation consulting firm, to competitively assess the Company's executive compensation programs and make appropriate recommendations in accordance with the Committee's pay-for-performance philosophy. SCA compiled a composite group of peer institutions and analyzed peer group compensation data from proxy statements, financial data, annual reports and published surveys; pay data was appropriately adjusted to compare with the Company's size. SCA derived market consensus levels of total compensation for each executive position of the Company based on experience, responsibilities and scope of duties, and made recommendations as to appropriate base salary and target annual and long-term incentive compensation levels. Based on SCA's recommendations, the Committee made certain changes to existing salary levels for executive officers of the Company in July 1998, such that base salaries were generally set at levels approximately 5 to 15% below market consensus for each position. The Chairman of the Board of each of the respective subsidiaries made determinations for salary levels for executive officers of those subsidiaries, also based on peer data comparison provided by SCA. Ranges for target long-term compensation for each executive position were also established by the Committee based on SCA's recommendations.

      Incentive and bonus programs for executive officers have been utilized by the Company for many years. Annual incentive plans for the executive officers measure performance based upon (1) the creation of shareholder value as reflected in certain financial measurements, (2) business unit performance; and
(2) individual performance, as measured against goals and objectives in the Company's business plan. The annual incentive plans for executive officers have required that certain thresholds of corporate performance and regulatory ratings be met prior to an executive being entitled to an incentive payment.

      The 1998 Annual Senior Management Incentive Plan (the "1998 Plan") for the executive officers of the Company and the Bank contained certain corporate goals which were required to be met prior to any officer eligibility for a bonus. These thresholds were net income of the Company and, for officers of the Bank only, regulatory examination results, including a satisfactory Community Reinvestment Act ("CRA") rating. The Company's net income threshold calculated in accordance with terms of the 1998 Plan resulted in a maximum payment of 50% of target bonus award levels to Company officers. Production subsidiary units, Bay View Credit and Bay View Commercial Finance Group, were required to meet performance targets based on production levels, asset quality and expense control, and such goals were exceeded. Consequently, the named officers were entitled to payments under the 1998 Plan as follows: Edward Sondker, $100,000; David Heaberlin, $75,000; Ronald Reed, $38,000; Michael Iachelli, $118,125; and Matthew Carpenter, $82,688. The bonus payments to the named officers for 1998 totaled $413,813.

      In January 1998, the Committee approved a new long-term incentive plan (the "Performance Stock Plan") designed by SCA to complement the Company's existing stock option program through which awards are contingent on the achievement of specific performance measures as set forth in the Performance Stock Plan. The Performance Stock Plan was submitted to and approved by the Company's shareholders at the May 1998 annual shareholders' meeting. In December 1998, the Committee approved a Supplemental Phantom Stock Unit Plan (the "Supplemental Plan"), which was ratified by the Board in January 1999 (the Performance Stock Plan and the Supplemental Plan are referred to collectively as the "Long-term Incentive Plan"). The Committee believes that the Long-term Incentive Plan's design will focus participants on performance measures that will lead to the creation of value for the Company's shareholders while providing the participants with the opportunity to earn rewards commensurate with performance and the creation of shareholder value. Under the terms of the Long-term Incentive Plan, awards are not earned unless and until certain corporate performance measurements have been achieved. The Plan is divided into three award tranches, with each tranche requiring the simultaneous achievement of a minimum level of performance of net interest margin, tangible core return on equity and transaction account mix. Upon achievement of all criteria for each tranche, participants earn (1) phantom stock units ("PSUs") from the Performance Stock Plan which are immediately converted to cash based on the stock price appreciation from $36.25 (the market value of the common stock on January 1,
1998)
to the market price on the last day of the quarter in which the award is earned,
(2) stock options with a grant price equal to the market value of the common stock on the last day of the quarter with a 6 month vesting and 5 year term, and
(3) PSUs from the Supplemental Plan which are immediately converted to cash based on the stock price appreciation from $21.00 (the market price of the common stock on December 7, 1998) to the market price on the last day of the quarter in which the award is earned but not to exceed $36.25. The award grants to each of the named officers upon achievement of all criteria in each tranche is as follows: Edward Sondker, 28,000 PSUs and 28,000 options per tranche from the Performance Stock Plan and 28,000 PSUs per tranche from the Supplemental Plan; David Heaberlin, 20,000 PSUs and 20,000 options per tranche from the Performance Stock Plan and 20,000 PSUs per tranche from the Supplemental Plan; Ronald Reed, 5,000 PSUs and 5,000 options per tranche from the Performance Stock Plan and 5,000 PSUs per tranche from the Supplemental Plan; Michael Iachelli, 5,000 PSUs and 5,000 options per tranche from the Performance Stock Plan and 5,000 PSUs per tranche from the Supplemental Plan; and Matthew Carpenter, 5,000 PSUs and 5,000 options per tranche from the Performance Stock Plan and 5,000 PSUs per tranche from the Supplemental Plan.

      The Committee considers the grant of stock options to executive officers to be an important component of long-term compensation. In 1998 options were granted to the named executive officers as follows: Mr. Sondker, 50,000 shares; Mr. Heaberlin, 30,000 shares; Mr. Reed, 12,500 shares; Mr. Iachelli, 5,000 shares; and Mr. Carpenter, 7,500 shares. The grants were based on the Committee's recognition of the exceptional performance of the named individuals, their leadership skills and their ability to affect the results of the Company, and most importantly, the importance of retaining the named individuals because of their impact on the future success of the Company.

      During 1997, the Company established split-dollar life insurance policies for Messrs. Sondker and Heaberlin. The policies were funded by the tax-free conversion of the cash surrender value of existing policies that no longer served a valid purpose. The new policies are owned by the executives but provide for an assignment back to the Company of the amount contributed by the Company. The assignment would be terminated upon a change in control of the Company.

                               CEO COMPENSATION

      Edward H. Sondker commenced employment as the Company's President and Chief Executive Officer on August 1, 1995. Mr. Sondker's base salary was set at $350,000 effective January 1, 1998, and increased to $400,000 effective July 1, 1998, as a result of recommendations made by SCA and in accordance with the Committee's philosophy of setting base salary at slightly below peer market average for a comparable position. Mr. Sondker's total compensation package includes: (1) the aforementioned base salary; (2) annual incentive target award of 50% of annual base salary based upon achievement of agreed-upon 1998 performance goals; (3) long-term compensation consisting of an option to purchase 320,000 shares of Bay View common stock (representing cumulative grants since his date of hire) vesting over three years; (4) PSUs and options, if earned, under the Long-term Incentive Plan (5) the split-dollar life insurance policy described above; and (6) a one year employment contract. On January 1, 1999, Mr. Sondker's employment agreement (described elsewhere in this Proxy Statement) was renewed for an additional one year term. Mr. Sondker received an annual incentive award in the amount of $100,000, which represented 25% of his base salary as of December 31, 1998, for achieving corporate and individual performance goals in accordance with the terms of the 1998 Plan. The Committee is satisfied that Mr. Sondker's total compensation package is reasonable and will continue to achieve the aforementioned goals of the Committee regarding executive compensation.

                             EMPLOYMENT CONTRACTS

      A more detailed description of the employment contracts with the named officers is contained elsewhere in this Proxy Statement.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Federal tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million
(other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

      The foregoing report is furnished by Ms. Collins (Chairperson) and Messrs. McKean and Greber.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The line graph below compares the cumulative total stockholder return on the Company's common stock to the cumulative total return of the Dow Jones Global-U.S. Index and Dow Jones Savings and Loan Index* for the period December 31, 1993 through December 31, 1998. The graph assumes that $100 was invested on December 31, 1993 and that all dividends were reinvested.


                             CUMULATIVE TOTAL RETURN
               BAY VIEW CAPITAL CORPORATION, DOW JONES GLOBAL-U.S.
                   INDEX AND DOW JONES SAVINGS AND LOAN INDEX

[GRAPHIC:  LINE GRAPH PLOTTED AS FOLLOWS:


                    12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
--------------------------------------------------------------------------------
Bay View             100.00     92.38    142.16    215.31    374.26    226.92
Global-U.S. Index    100.00    100.73    138.69    170.63    228.57    294.05
S&L Index            100.00     86.98    144.39    180.30    313.81    296.19

----------

* The Company became a bank holding company and ceased to be a savings and loan holding company upon the Bank's conversion from a federal savings bank to a national bank on March 1, 1999.

CERTAIN TRANSACTIONS

      Set forth below is certain information as of December 31, 1998 as to loans made by the Bank to any director or executive officer of the Company or the Bank whose aggregate indebtedness to the Bank exceeded $60,000 at any time since January 1, 1998.

                                                              Largest                                  Interest Rate
                                                             Aggregate                                  Immediately
                                                               Amount                                     Prior to
                                                            Outstanding           Loan Balance          Repayment of
               Name                    Date of Loan        Since 01/01/98        as of 12/31/98         Loan Balance
-----------------------------------    ------------        --------------        --------------         -------------

Robert J. Flax.....................      08/26/86              $240,534                 $0                  5.86%
 Executive Vice President,               03/15/88                24,704                  0                  6.68
 General Counsel and Secretary



            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section  16(a)  filing  requirements   applicable  to  the  Company's  officers,
directors and greater than 10% beneficial owners were met, except for the inadvertent late reporting on Form 5 by Directors Krauss and McLin of a stock option grant to each of them.

                                   AUDITORS

      On April 29, 1998, the Company decided to replace Deloitte & Touche LLP as its independent auditors. The decision to replace Deloitte & Touche LLP was approved by the Audit Committee of the Company's Board of Directors. The audit reports of Deloitte & Touche LLP on the Company's consolidated financial statements as of and for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits for the fiscal years ended December 31, 1997 and 1996 and through April 29, 1998, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

      On May 12, 1998, the Company engaged KPMG LLP as its independent auditors for the fiscal year ended December 31, 1998. The decision to engage KPMG LLP was approved by the Audit Committee of the Company's Board of Directors. The Board of Directors has appointed KPMG LLP to be the Company's auditors for the fiscal year ending December 31, 1999. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of the Company, 1840 Gateway Drive, San Mateo, California 94404, no later than December 29, 1999. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event the Company receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by the Company to its stockholders intend to exercise their discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the administrative office of the Company by the Deadline (as defined below). The Company's Bylaws provide that if notice of a stockholder proposal to take action at the next annual meeting is not received at the main office of the Company by the Deadline, such proposal will not be recognized as a matter proper for submission to the Company's stockholders and will not be eligible for presentation at the meeting. The "Deadline" means the date that is not less than 60 nor more than 90 days prior to the date of the next annual meeting; however, in the event that less than 70 days notice or prior public disclosure (such as the filing of a Current Report on Form 8-K with the SEC) of the date of the next annual meeting is given or made to stockholders, the "Deadline" means the close of business on the tenth day following the earlier of the day on which notice of the meeting was first mailed or public announcement of the date of the meeting was first made.

                                 OTHER MATTERS

      The cost of  solicitation  of proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Company and its subsidiaries may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies, for a fee estimated to be approximately $5,000 plus reasonable out-of-pocket expenses.


BY ORDER OF THE BOARD OF DIRECTORS



Robert J. Flax
Secretary

San Mateo, California
April 27, 1999

                          BAY VIEW CAPITAL CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1999


         The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on May 27, 1999 at 1:00 p.m., local time, and at any and all adjournments and postponements thereof, as indicated on the reverse side.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney or proxy for the undersigned shall be deemed terminated and of no further force and effect.

                  (Continued and to be SIGNED on Reverse Side)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.


         The election as directors of both nominees listed below (except as marked to the contrary)

            /_/     FOR        /_/   VOTE WITHHELD         /_/   FOR ALL EXCEPT

     INSTRUCTION: TO VOTE FOR BOTH NOMINEES, MARK THE BOX "FOR" WITH AN "X." TO WITHHOLD YOUR VOTE FOR BOTH NOMINEES, MARK THE BOX "VOTE WITHHELD" WITH AN "X." TO WITHHOLD YOUR VOTE FOR ONE NOMINEE BUT NOT BOTH NOMINEES, MARK THE BOX "FOR ALL EXCEPT" WITH AN "X" AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE BELOW FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

           GEORGE H. KRAUSS                               JOHN R. McKEAN


         In  its  discretion,   the  Board  of  Directors,   as  proxy  for  the
undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.



                               Dated:                           , 1999
                                      --------------------------


                               ---------------------------------------------
                                Signature of Stockholder


                               ---------------------------------------------
                                Signature of Stockholder


                               Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE